Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 20, 2011 related to the consolidated balance sheet of PSB Holdings, Inc. as of June 30, 2011 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended, which report appears in the June 30, 2011 annual report on Form 10-K of the PSB Holdings, Inc.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
September 23, 2011

83 PINE STREET ● WEST PEABODY, MASSACHUSETTS 01960-3635 ● TELEPHONE (978) 535-0206 ● FACSIMILE (978) 535-9908
smc@shatswell.com                             www.shatwell.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 20, 2011 related to the consolidated balance sheet of PSB Holdings, Inc. as of June 30, 2011 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended, which report appears in the June 30, 2011 annual report on Form 10-K of the PSB Holdings, Inc.

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
September 23, 2011

83 PINE STREET ● WEST PEABODY, MASSACHUSETTS 01960-3635 ● TELEPHONE (978) 535-0206 ● FACSIMILE (978) 535-9908
smc@shatswell.com                             www.shatwell.com